UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2009 (December 22, 2009)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is hereby incorporated by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2009, Behringer Harvard Mockingbird Commons, LLC (the “Borrower”), an entity in which Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) has a 70% direct and indirect ownership interest, entered into the Second Amendment Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Lender”), effective December 21, 2009.  The Loan Agreement, among other things, extends the maturity date of the loan from September 6, 2010 to December 21, 2012 with options to extend the maturity date for two periods of twelve months each if certain conditions are met and removes certain financial covenants which, as previously reported, we were not in compliance with at September 30, 2009.  Payments of interest only are due monthly with the unpaid principal balance and all accrued but unpaid interest due on December 21, 2012.  Amounts outstanding under the Revolver Agreement will continue to bear interest at the 30-day London Interbank Offer Rate (“LIBOR”) plus one and three-fourths percent (1.75%) until September 1, 2010, at which time the interest rate will increase to LIBOR plus three and one-half percent (3.5%).  The outstanding principal balance of the Loan Agreement was approximately $41.2 million at December 22, 2009.

The Registrant has guaranteed payment of the obligation under the Loan Agreement in the event that, among other things, the Borrower becomes insolvent or enters into bankruptcy proceedings.  Borrowings under the Loan Agreement are secured by a nine-story boutique hotel with retail space located in Dallas, Texas (the “Hotel Palomar”).  In addition, the Registrant, who is also guarantor of the Revolver Agreement (as referenced below), has assigned a second lien position in the 250/290 Carpenter Property (as referenced below) to the Lender as additional security to the Loan Agreement.  The Loan Agreement and the Deed of Trust, Security Agreement, Fixture Filing and Financing Statement have been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated into this Item 2.03 disclosure by reference.

In addition, on December 22, 2009, we entered into the Fifth Amendment to the Credit Agreement (the “Revolver Agreement”) with Bank of America, N.A., effective October 30, 2009.  As we previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2009, the outstanding principal due under the loan agreement was not paid on October 30, 2009, the original maturity date, as we were in negotiations to complete a loan modification.  Negotiations with the Lender resulted in the Revolver Agreement which, among other things, extends the maturity date of borrowings under the loan agreement from October 30, 2009 to December 21, 2012 with options to extend the maturity date for two periods of twelve months each if certain conditions are met and removes certain financial covenants which, as previously reported, we were not in compliance with at September 30, 2009   Payments of interest only are due monthly with the unpaid principal balance and all accrued but unpaid interest due on December 21, 2012.  Amounts outstanding under the Revolver Agreement will continue to bear interest at LIBOR plus three and one-half percent (3.5%).  The outstanding principal balance under the Revolver Agreement was $9.7 million at October 30, 2009 and December 22, 2009.

In April 2005, we acquired a three-building office complex containing approximately 539,000 rentable square feet located on approximately 15.3 acres of land in Irving, Texas, a suburb of Dallas, Texas (the “250/290 Carpenter Property”) through our direct and indirect partnership interests in Behringer Harvard 250/290 Carpenter LP (the “Carpenter Partnership”).  We have guaranteed payment of the obligation under the Revolver Agreement.  The 250/290 Carpenter Property is subject to a deed of trust to secure payment under the Revolver Agreement.  In addition, as noted above, we have assigned the Lender a second lien position in the 250/290 Carpenter Property as additional security for the Loan Agreement.  The Revolver Agreement, the Deed of Trust, Security Agreement, Fixture Filing and Financing Statement by the Borrower to PRLAP, Inc., as trustee, for the benefit of the Lender and the Guaranty Agreement have been filed as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated into this Item 2.03 disclosure by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: December 29, 2009		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Second Amendment Agreement by and between Behringer Harvard Mockingbird Commons, LLC and Bank of America, N.A.

10.2	Deed of Trust, Security Agreement, Fixture Filing and Financing Statement by Behringer Harvard Mockingbird Commons, LLC in favor of PRLAP for the benefit of Bank of America, N.A.

10.3	Fifth Amendment to Credit Agreement by and between the Registrant and Bank of America, N.A.

10.4
Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement by Behringer Harvard 250/290 Carpenter LP in favor of PRLAP for the benefit of Bank of America, N.A.

10.5	Guaranty Agreement by Behringer Harvard 250/290 Carpenter LP and Bank of America, N.A.